UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 6, 2005

Hecla Mining Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8491	82-0126240

(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408

(Address of Principal Executive Offices)	(Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

A.	Employment Agreement with Ian Atkinson

                On May 6, 2005, the Board of Directors (the “Board”) of Hecla Mining Company (the “Company”) approved the Company entering into an employment agreement with Ian Atkinson, Vice President – Exploration and Strategy. Mr. Atkinson’s employment agreement is substantially identical to prior employment agreements entered into with other executive officers of the Company. The material terms of the Employment Agreement are set forth in exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) for the period ended June 30, 2003, and which are incorporated by reference as Exhibit 10.1.

B.	Compensation of Arthur Brown, Chairman

                (a)    On May 5, 2005, the Compensation Committee (the “Committee”) of the Board approved an extension of the expiration date of stock options to purchase 150,000 shares of the Company’s common stock previously granted to Arthur Brown, Chairman of the Board on May 9, 2002, under the Company’s 1995 Stock Incentive Plan. The stock options granted to Arthur Brown on May 9, 2002, had an expiration date of May 9, 2005. The Committee approved the extension of the expiration date to May 9, 2006. In all other respects, the options are unchanged.

                (b)    On May 6, 2005, the Board set the compensation for Mr. Brown’s continuing services to the Company for the period from June 1, 2005, through May 31, 2006, at $120,000 per year. The $120,000 is to be paid one-half in cash and one-half in Company common stock. Mr. Brown will be paid $5,000 in cash each month and $5,000 in the Company’s common stock at the end of each month determined by dividing the average closing price of the Company’s common stock for each month of service into the $5,000 amount. The shares shall be credited to Mr. Brown under the terms of the Key Employee Deferred Compensation Plan, a copy of which is incorporated by reference as Exhibit 10.2.

C.	Amendment to the Stock Plan for Nonemployee Directors

                On May 6, 2005, the shareholders of the Company approved the amendment to the Company’s Stock Plan for Nonemployee Directors. On December 14, 2004, the Company’s Board approved the amendment to the Company’s Stock Plan for Nonemployee Directors, subject to shareholder approval. As a result of the approval of the Amendment all nonemployee directors of the Company shall be issued on an annual basis, the number of shares determined by dividing $24,000 by the average closing price of the Company’s common stock on the New York Stock Exchange for the prior calendar year. Before this amendment was approved, the nonemployee directors received the number of shares determined by dividing $10,000 by the average closing price of the Company’s common stock on the New York Stock Exchange for the prior calendar year. The material terms of the Stock Plan for Nonemployee Directors are described in the Proxy Statement filed by the Company with the SEC on March 30, 2005, portions of which are incorporated by reference as Exhibit 10.3.

D.	Restricted Stock Awards

                On May 6, 2005, the Board approved the grant of the following number of shares of restricted Company common stock to the named executive officers (in the case of Mr. Baker, the independent members of the Board approved his grant) under the Company’s Key Employee Deferred Compensation Plan:

Award
Phillips S. Baker, Jr., President & CEO	35,000
Ian Atkinson, V.P. – Exploration & Strategy	14,000
Ronald W. Clayton, V.P. – N.A. Operations	14,000
Lewis E. Walde, V.P. & CFO	13,000
Michael H. Callahan, V.P. – Bus. Develop.	13,000
Thomas F. Fudge, Jr., V.P. – Operations	7,000
Vicki Veltkamp, V.P. – Investor Relations	9,500

                The restricted stock awarded to the above-named executive officers will not vest until May 6, 2005. The grant of restricted stock was made pursuant to the terms of the Key Employee Deferred Compensation Plan, a copy of which is incorporated by reference as Exhibit 10.2.

E.	Long-Term Performance Payment Plan

                On May 6, 2005, the Board approved goals for the Hecla Mining Company Executive Senior Management Long-Term Performance Payment Plan for the 2005 – 2007 plan period (in the case of Mr. Baker, the independent members of the Board approve his award) as follows:

2005 – 2007 Plan Period

Performance Targets – In general, there should be a continued focus on resource growth and cash contribution generation for the 2005 – 2007 plan period. More emphasis will be placed on resource growth for the plan period by weighting resource growth 75% and cash contribution 25% in determining the value of the incentive award at the conclusion of the 2005 – 2007 plan period. Performance targets have been established for resource growth (i.e. gold, silver and gold equivalent resources) and cash contribution generation from the Company’s resources. The goal is to incentivize management to focus on production and cost reduction.

Performance Unit Awards – The Board assigns performance units by the beginning of each three-year plan period. On May 6, 2005, the Board approved Long-Term Performance Payment Plan unit awards to the following executive officers (in the case of Mr. Baker, the independent members of the Board approved his award) of the Company:

Units
Phillips S. Baker, Jr., President & CEO	3,970
Ian Atkinson, V.P. – Exploration & Strategy	1,320
Ronald W. Clayton, V.P. – N.A. Operations	1,320
Lewis E. Walde, V.P. & CFO	1,260
Michael H. Callahan, V.P. – Bus. Develop.	1,260
Thomas F. Fudge, Jr., V.P. – Operations	1,000
Vicki Veltkamp, V.P. – Investor Relations	910

Performance Award Value – Performance unit value is based upon performance as determined by the Board of Directors. The two primary objectives are related to resource and cash contribution growth. Assuming 100% of the target resource level is reached and 100% of the cash contribution target is reached, the value of each unit would be $100.00. However, the value of performance units can range between $0 and $200, depending upon performance as determined by the Board of Directors.

                The Long-Term Performance Payment Plan is set forth in the Company’s Quarterly Report on Form 10-Q/A, portions of which are incorporated herein by reference as Exhibit 10.4.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.02(d)   Election of Directors

        On May 6, 2005, the Board appointed Mr. David J. Christensen and Dr. Anthony P. Taylor to the Board of Directors to fill the vacancies created by the expansion of the Board from seven members to nine members. Messrs. Christensen and Taylor were previously members of the Company’s Board, elected by the Preferred B shareholders. The preferred director positions were created in 2002 because the Company did not pay a total of six quarterly dividend payments to preferred shareholders. On May 6, 2005, the Board elected to declare payment of the dividends in arrears and set apart such sums for payment, which eliminated the two preferred director positions and obviated the previously announced election for two directors by the holders of Preferred B stock at the Company’s Annual Meeting. After the Annual Meeting, the Board elected to increase the number of regular directors on the Board by two, making a total of nine directors, which include Messrs. Christensen and Taylor. The Board has determined that Messrs. Christensen and Taylor qualify as independent directors under the requirements of the New York Stock Exchange listing standards. There were no arrangements or understandings pursuant to which Messrs. Christensen and Taylor were appointed as directors, and there are no related party transactions between Messrs. Christensen and Taylor and the Company. Mr. Christensen will serve on the Company’s Audit Committee. Mr. Taylor will serve on the Company’s Technical Committee.

        A copy of the press release dated May 9, 2005, announcing the election of Mr. David J. Christensen and Dr. Anthony P. Taylor to the Board is attached hereto as Exhibit 99.2.

Item 8.01   Other Events

        On May 6, 2005, the Board approved the payment of all outstanding dividends in arrears on its Series B Cumulative Convertible Preferred Stock, amounting to a total of approximately $2.3 million. There are 157,816 Preferred B shares outstanding. The cash dividend in arrears will be payable July 1, 2005, to shareholders of record on June 16, 2005. In addition, the Board declared a regular quarterly dividend of $0.875 per share on the outstanding Preferred B shares. The cash dividend is payable July 1, 2005, to shareholders of record on June 16, 2005. Because the total amount of the combined dividend is greater than 20% of the current share price of the preferred stock, the New York Stock Exchange has determined the ex-dividend date for the combined dividend will be July 5, 2005, the first business days following the payable date. Hecla Preferred B shareholders who subsequently sell their shares of preferred stock through the payable date for the dividends will also be selling their right to receive the dividends. Shareholders are encouraged to consult with their financial advisor regarding the specific implications of the deferral of the ex-dividend date.

        A copy of the press release dated May 6, 2005, announcing the payment of the preferred dividends is attached hereto as Exhibit 99.1.

        The information disclosed under Item 5.02 and in Exhibit 99.1 is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

10.1	Employment Agreement dated May 6, 2005 between Hecla Mining Company and Ian Atkinson, incorporated by reference herein to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003. (1)

10.2	Hecla Mining Company Key Employee Deferred Compensation Plan, incorporated by reference herein to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on July 24, 2002 (File No. 333-96995). (1)

10.3	Pages 28-30 of the Company’s Proxy Statement on Schedule 14A, under the heading “Amendment to Stock Plan for Nonemployee Directors” are incorporated herein by reference. (1)

10.4	Hecla Mining Company Executive and Senior Management Long-Term Performance Payment Plan, incorporated by reference herein to Exhibit 10.7(b) to the Company’s Amendment No. 1 on Form 10-Q/A for the quarter ended June 30, 2003, filed on March 15, 2005. (1)

99.1	News Release issued by Hecla Mining Company on May 6, 2005, regarding the election of Phillips S. Baker, Jr. as a Director.

99.2	News Release issued by Hecla Mining Company on May 9, 2005, regarding the appointment of two new directors and the ex-dividend date for preferred dividends.

_________________

(1)   Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY
By:	/s/ Michael B. White

Name: Michael B. White Title: Corporate Secretary

Dated:   May 12, 2005

EXHIBIT INDEX

Exhibit No.	Title

99.1	News Release issued by Hecla Mining company on May 6, 2005, regarding the election of Phillips S. Baker, Jr. as a Director.

99.2	News Release issued by Hecla Mining Company on May 9, 2005, regarding the appointment of two new Directors and the ex-dividend date for preferred dividends.